Exhibit 23.1

Consent of Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2005, relating to the financial statements of Coast Financial Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ HACKER, JOHNSON & SMITH PA
HACKER, JOHNSON & SMITH PA Tampa, Florida August 12, 2005